Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Julie Albrecht
425-453-9400

ESTERLINE CORPORATION APPOINTS MICHAEL J. CAVE TO BOARD OF DIRECTORS

Board Representation now Stands at Nine Directors

BELLEVUE, Wash., November 30, 2015 – Esterline Corporation (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving the global aerospace and defense markets, today announced the appointment of Michael J. Cave, former Senior Vice President of The Boeing Company, to the company’s board of directors effective November 23, 2015.

Cave was appointed to the class of directors whose term will expire at the 2017 annual meeting. He will be nominated for election by the shareholders at the company’s 2016 annual meeting of shareholders for the initial one-year term. With the addition, Esterline’s Board now consists of nine directors. Eight of the directors meet New York Stock Exchange standards for independence; the ninth director is Curtis Reusser, who is Esterline’s Chairman, President & CEO.

Reusser said he was pleased to welcome Cave to the board, saying, “We have an experienced, well-rounded board of directors and Mike will continue that tradition for us with his extensive skills and experience in financial services, strategic planning, operations management and business development through senior leadership roles at The Boeing Company. His insights into various aerospace products produced by original equipment manufacturers and experience in mergers and acquisitions will be particularly valuable in guiding Esterline on strategic matters.”

A Form 8-K has been filed by Esterline today with the Securities and Exchange Commission to announce the appointment.

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Page 2 of 2 Esterline Appoints Michael J. Cave to Board of Directors

About Michael J. Cave:

Mr. Cave, age 55, served as a Senior Vice President of The Boeing Company, a leading aerospace company and manufacturer of commercial jetliners and military aircraft, from 2010 to May 2014. During this same time period, he also served as President of Boeing Capital Corp. Prior to that, he served in finance and general management roles of increasing responsibility at Boeing Commercial Airplanes beginning in 1998. He also currently serves as a director of AirCastle Ltd., Ball Corporation and Harley Davidson, Inc. Mr. Cave holds a Bachelor of Science in engineering from Purdue University.

About Esterline:

Esterline Corporation is a leading worldwide supplier to the aerospace and defense industry specializing in three core areas: Advanced Materials; Avionics & Controls; and Sensors & Systems. With annual sales of approximately $2 billion, Esterline employs roughly 13,000 people worldwide.

Operations within the Advanced Materials segment focus on technologies including high-temperature-resistant materials and components used for a wide range of military and commercial aerospace purposes, and combustible ordnance and electronic warfare countermeasure products.

Operations within the Avionics & Controls segment focus on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, cockpit integration systems, secure communications systems, specialized medical equipment, and other high-end industrial applications.

The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, specialized harsh-environment connectors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.